As filed with the Securities and Exchange Commission on April 30, 2012

Registration No. 333-172422

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

LILLY CORPORATE CENTER
INDIANA	INDIANAPOLIS, INDIANA 46285	35-0470950
(State or other jurisdiction Of	(Address of Principal Executive Offices)	(I.R.S. Employer
incorporation or organization)	(Zip Code)	Identification No.)

The Lilly Employee 401(k) Plan

The Savings Plan for Lilly Affiliate Employees in Puerto Rico

The Lilly Excess Savings Plan

The Excess Savings Plan (GAP Savings) for Eli Lilly Affiliate Employees in Puerto Rico

Robert A. Armitage, Senior Vice President and General Counsel

Eli Lilly and Company

Lilly Corporate Center

Indianapolis, Indiana 46285

(Name and address of agent for service)

Telephone number, including area code, of agent for service: 317-276-2000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF CERTAIN SPECIFIED SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-172422) filed by Eli Lilly and Company (the “Registrant”) with the U.S. Securities and Exchange Commission on February 24, 2011 (the “Registration Statement”) to register a total of 9,150,000 shares of the Registrant’s Common Stock for issuance under the four employee compensation plans and an indeterminate amount of Plan interests in each such Plan:

•	The Lilly Employee 401(k) Plan (the “U.S. Plan”)

•	The Savings Plan for Lilly Affiliate Employees in Puerto Rico (the “P.R. Plan”)

•	The Lilly Excess Savings Plan (the “U.S. Excess Plan”)

•	The Excess Savings Plan (GAP Savings) for Eli Lilly Affiliate Employees in Puerto Rico (the “P.R. Excess Plan”)

The Registrant has confirmed that the offer and sale of the Registrant’s Common Stock is not now authorized under either the U.S. Excess Plan or the P.R. Excess Plan. In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to deregister any shares of the Registrant’s Common Stock issuable under, and the indeterminate amount of Plan interests in, the U.S. Excess Plan and the P.R. Excess Plan under the Registration Statement and remaining unsold. The Registration Statement remains in effect for the 9,000,000 shares of Registrant’s Common Stock issuable under, and the indeterminate amount of Plan interests in, the U.S. Plan and the P.R. Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit
Number Description

23	Consent of Ernst & Young LLP, Independent Auditors
24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 30, 2012.

ELI LILLY AND COMPANY

By	/s/ John C. Lechleiter
John C. Lechleiter, Chairman of the Board,
President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 30, 2012, by the following persons in the capacities indicated.

Signature	Title

/s/ John C. Lechleiter	Chairman of the Board, President, Chief Executive Officer,
John C. Lechleiter, Ph.D.	and a Director (principal executive officer)

/s/ Derica W. Rice	Executive Vice President, Global Services, and Chief
Derica W. Rice	Financial Officer (principal financial officer)

/s/ Arnold C. Hanish	Vice President, Finance, and Chief Accounting Officer
Arnold C. Hanish	(principal accounting officer)

/s/ Ralph Alvarez	Director
Ralph Alvarez

/s/ Katherine Baicker	Director
Katherine Baicker, Ph.D.

/s/ Sir Winfried Bischoff	Director
Sir Winfried Bischoff

/s/ Michael L. Eskew	Director
Michael L. Eskew

/s/ J. Erik Fyrwald	Director
J. Erik Fyrwald

/s/ Alfred G. Gilman	Director
Alfred G. Gilman, M.D., Ph.D.

/s/ R. David Hoover	Director
R. David Hoover

/s/ Karen N. Horn	Director
Karen N. Horn, Ph.D.

/s/ Ellen R. Marram	Director
Ellen R. Marram

/s/ Douglas R. Oberhelman	Director
Douglas R. Oberhelman

/s/ Franklyn G. Prendergast	Director
Franklyn G. Prendergast, M.D., Ph.D.

/s/ Kathi P. Seifert	Director
Kathi P. Seifert

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on April 30, 2012.

The Lilly Employee 401(k) Plan

By	/s/ Stacey M. Roberson
Stacey M. Roberson
Secretary, Employee Benefits Committee
Plan Administrator

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on April 30, 2012.

The Savings Plan for Lilly Affiliate Employees in Puerto Rico

By	/s/ Stacey M. Roberson
Stacey M. Roberson
Secretary, Employee Benefits Committee
Plan Administrator

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on April 30, 2012.

The Lilly Excess Savings Plan

By	/s/ Stacey M. Roberson
Stacey M. Roberson
Secretary, Employee Benefits Committee
Plan Administrator

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana on April 30, 2012.

The Excess Savings Plan (GAP Savings) for Eli Lilly Affiliate Employees in Puerto Rico

By	/s/ Stacey M. Roberson
Stacey M. Roberson
Secretary, Employee Benefits Committee
Plan Administrator

INDEX TO EXHIBITS

The following documents are filed as part of this Registration Statement:

Exhibit

23	Consent of Ernst & Young LLP, Independent Auditors

24	Power of Attorney